As filed with the Securities and Exchange Commission on January 22, 2004

No. 333-64264

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST-EFFECTIVE
AMENDMENT NO. 1
FORM S-3
UNDER
THE SECURITIES ACT OF 1933
___________________

Aether Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2186634 (I.R.S. Employer Identification No.)

11460 Cronridge Drive
Owings Mills, Maryland 21117
(410) 654-6400
___________________
David S. Oros
Chairman and Chief Executive Officer
Aether Systems, Inc.
11460 Cronridge Drive
Owings Mills, Maryland 21117
___________________

Mark D. Director
Kirkland & Ellis LLP
Suite 1200
655 15th Street, NW
Washington, DC 20005
202-879-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. X Registration Number: 333-64264

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Explanatory Note:

Aether Systems, Inc., a Delaware corporation (the “Company”), filed a registration statement on Form S-3 (the “Registration Statement”) on June 29, 2001, and it was later declared effective.

The Company’s obligation to keep the Registration Statement effective has terminated. Accordingly, the purpose of this Post-effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister any remaining shares of the Company’s common stock, par value $.01, registered pursuant to the Registration Statement but not sold pursuant to the Registration Statement as of the date this Post-effective Amendment is filed with the Securities and Exchange Commission.

E-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Dates	Capacity

/s/ David S. Oros David S. Oros	January 12, 2004	Chairman, Chief Executive Officer and Director

/s/ George M. Davis George M. Davis	January 12, 2004	President, Vice Chairman, Director

/s/ David C. Reymann David C. Reymann	January 21, 2004	Chief Financial and Accounting Officer

/s/ J. Carter Beese, Jr. J. Carter Beese, Jr.	January 14, 2004	Director

/s/ James T. Brady James T. Brady	January 21, 2004	Director

/s/ Jack B. Dunn IV Jack B. Dunn IV	January 15, 2004	Director

/s/ Edward J. Mathias Edward J. Mathias	January 14, 2004	Director

/s/ Truman T. Semans Truman T. Semans	January 13, 2004	Director

/s/ George P. Stamas George P. Stamas	January 21, 2004	Director

E-2